Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 as filed on February 1, 2018 of Select Energy Services, Inc. of our report dated November 22, 2016, with respect to the consolidated financial statements of SES Holdings, LLC for the year ended December 31, 2015.

/s/ PANNELL KERR FORSTER OF TEXAS, P.C.

Houston, Texas

February 1, 2018